Exhibit 99.1

First Security Group Announces Second Quarter Results

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--July 29, 2010--First Security Group, Inc. (NASDAQ: FSGI), today reported a net loss available to common shareholders of $2.7 million, or $0.17 per diluted share for the second quarter of 2010.

The economic slowdown continues to produce elevated credit costs for many financial institutions including First Security. The provision for loan and lease losses combined with other asset quality expenses significantly impacted the second quarter 2010 results.

Highlights

  Strategic Initiatives: First Security continues to implement initiatives to improve asset quality, return to profitability and better position the Company for greater opportunities in the future. The necessary resources are being devoted to develop and execute the strategic initiatives.
  Capital: First Security remains committed to maintaining appropriate capital levels. The tangible equity to tangible assets ratio as of June 30, 2010 was 10.17 percent.
  Liquidity: First Security’s balance sheet is fortified with liquid assets to fund future contractual obligations and prudent investments, such as loans to credit worthy customers. As of June 30, 2010, First Security held over $230 million in an interest bearing account at the Federal Reserve Bank of Atlanta.

“Important work is underway and, in some cases, completed, to better position First Security for short-term challenges and long-term opportunities,” said Rodger B. Holley, Chairman, CEO and President of First Security. “First Security, along with many other banks, is addressing credit issues related to the national and regional economic slowdown and the corresponding increase in unemployment. Although we currently face headwinds due to the current economic environment, we are still focused on First Security’s goal of being the community bank of choice in each market that we serve.”

First Security is reengineering to enhance centralized oversight and control while maintaining local knowledge of its markets and thus strengthening First Security’s commitment to superior customer service. Credit functions have been aligned by retail and commercial lines of business with dedicated credit officers and staff supporting each portfolio. Loan underwriting, collections and loan document areas have been centralized to ensure consistency, increase effectiveness and provide higher levels of operational efficiencies.

Second Quarter Overview

For the second quarter of 2010, net interest income totaled $9.0 million, a decline of 7.4 percent on a linked quarter basis and a decline of 14.7 percent from the second quarter of 2009. Year to date, net interest income declined by 10.1 percent to $18.6 million from the first six months of 2009. These declines can be primarily attributed to the Bank’s decision to proactively reduce the size of the loan portfolio to remove certain credit risks from the balance sheet.

Non-interest income for the second quarter of 2010 increased $254 thousand, or 11.0 percent, to $2.6 million from the first quarter of 2010. On a linked quarter basis, total deposit fees increased by $48 thousand to $1.0 million, and point of sale fees associated with the Bank’s debit cards increased by $54 thousand to $340 thousand over the same period. Year to date, non-interest income declined by 4.6 percent to $4.9 million from the first six months of 2009.

Non-interest expense in the second quarter of 2010 totaled $12.0 million, up $2.1 million from the first quarter of 2010. Asset quality costs, which include losses, write-downs and holding costs associated with other real estate owned and repossessions, increased $1.6 million in the second quarter of 2010 compared to the linked quarter. FDIC insurance and professional fees also significantly increased. Year to date, non-interest expense increased to $21.9 million, a 12.9 percent increase over the first six months of 2009.

Salaries and benefits expense declined by 5.0 percent in the second quarter of 2010 compared to the linked quarter and 7.2 percent on a year over year basis. The number of full-time equivalent employees declined to 333 as of June 30, 2010, from 353 a year ago and 345 at the end of the first quarter of 2010.

Economic uncertainty, higher unemployment rates and reduced consumer spending have created financial challenges for many owner-managed businesses and individuals, resulting in an increase in non-performing loans. From March 31, 2010, non-accrual loans and leases increased $8.0 million to $58.3 million at the end of the second quarter of 2010; the largest categories of non-accrual loans included: construction and development (C&D) loans with $18.1 million, commercial and industrial (C&I) loans with $17.5 million, and residential real estate loans with $8.9 million. During the same time period, other real estate owned declined $546 thousand to $18.4 million; and repossessed assets declined $1.5 million to $1.9 million. Additional detail on asset quality is available in the supplemental data following the financial highlights.

As of June 30, 2010, the allowance for loan and lease losses was $26.8 million, or 3.15 percent of total loans, compared to $26.1 million, or 2.88 percent of total loans, as of March 31, 2010. Net charge-offs totaled $2.8 million, or 1.29 percent (annualized) of average loans during the second quarter of 2010.

First Security continues its strategic focus of reducing certain balance sheet risks while also working to support the economic growth of the region by meeting the loan needs of credit worthy businesses and consumers. At the same time, the Bank’s employees in customer service and sales positions have observed a decline in loan demand due to continued economic weakness in the local markets.

During the second quarter of 2010, loan balances declined by $54.2 million, or 6.0 percent on a linked quarter basis. Most categories declined, and the reduction was concentrated in C&I loans, which declined by 15.1 percent to $117.3 million, and C&D loans, which declined by 9.3 percent to $113.9 million.

First Security’s loan portfolio consists of in-market loans originated throughout its branch network. The loan portfolio is well diversified with 32.1 percent in 1-4 family residential, 29.0 percent in commercial real estate, 13.8 percent in C&I and 13.3 percent in C&D. Additional detail on the loan portfolio is available in the supplemental data following the financial highlights.

First Security continues to assess its capital levels and is maintaining the flexibility to raise additional capital as appropriate. Management believes that banks with higher capital levels will be better positioned to take advantage of opportunities as the economy improves. Stockholders’ equity at the end of the second quarter of 2010 was $137.1 million, and common stockholders’ equity was $105.6 million.

In the area of liquidity, First Security continued to strengthen its balance sheet and improve its loan to deposit ratio. As of June 30, 2010, the loan to deposit ratio was 73.0 percent, compared to 75.4 percent as of March 31, 2010 and 93.8 percent as of June 30, 2009. The decline in loans created additional excess liquidity to fund future contractual obligations and prudent investments, including investment securities and loans to credit-worthy customers.

At June 30, 2010, total deposits were $1.2 billion, an increase of $133.2 million, or 12.9 percent on a year over year basis. Core deposits increased to $624.6 million at the end of the second quarter of 2010, an increase of $3.4 million from the same period in 2009. Interest bearing demand deposit accounts increased by 5.3 percent to $67.1 million, and savings and money market accounts increased by 9.5 percent to $172.6 million. Non-interest bearing demand deposit accounts declined by 0.7 percent to $152.3 million, and certificates of deposit of less than $100 thousand declined by 5.7 percent to $232.6 million.

Appointment to Board of Directors

During the second quarter, Mr. Ralph E. Mathews, Jr. joined the Board of Directors of First Security Group. An upstanding member of the Chattanooga community for decades, Mathews has been well known by several of First Security’s officers and directors for a number of years. In addition, he has been a customer and shareholder of First Security for the last ten years. Mathews brings extensive experience in real estate and general construction services, which will be valuable in his new position given the current mix of First Security’s loan portfolio. With 38 years of experience as a general contractor in Chattanooga, Mathews’ understanding of the market area will also be an asset to the Board.

Webcast and Conference Call Information

First Security’s executive management team will host a conference call and simultaneous webcast on Thursday, July 29, 2010, at 3:00 PM Eastern Daylight Time to discuss second quarter results. The webcast can be accessed live on First Security’s website, www.FSGBank.com on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on First Security’s website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee, with $1.3 billion in assets. Founded in 1999, First Security’s community bank subsidiary, FSGBank, N.A. has 38 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning and internet banking services (www.FSGBank.com).

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security’s management uses these “non-GAAP” measures in its analysis of First Security’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1993) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.

First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets
	June 30, 2010	December 31, 2009	June 30, 2009
(in thousands, except share data)
	(unaudited)		(unaudited)

ASSETS
Cash & Due from Banks	$8,960	$23,220	$20,908
Federal Funds Sold and Securities Purchased under Agreements to Resell
	-	-	-
Cash and Cash Equivalents	8,960	23,220	20,908
Interest-Bearing Deposits in Banks	232,720	152,616	12,354
Securities Available-for-Sale	153,031	143,045	137,494
Loans Held for Sale	2,713	1,225	3,806
Loans	848,639	950,793	964,687
Total Loans	851,352	952,018	968,493
Less: Allowance for Loan and Lease Losses	26,830	26,492	19,275
	824,522	925,526	949,218
Premises and Equipment, net	32,274	33,157	33,948
Goodwill	-	-	27,156
Intangible Assets	1,685	1,918	2,139
Other Assets	80,313	74,352	55,176
TOTAL ASSETS	$1,333,505	$1,353,834	$1,238,393

LIABILITIES
Deposits
Noninterest-Bearing Demand	$152,284	$151,174	$153,345
Interest-Bearing Demand	67,122	62,429	63,720
Savings and Money Market Accounts	172,588	177,543	157,560
Certificates of Deposit of less than $100 thousand	232,646	244,312	246,652
Certificates of Deposit of $100 thousand or more	189,066	207,465	204,133
Brokered Deposits	352,545	339,750	207,636
Total Deposits	1,166,251	1,182,673	1,033,046
Federal Funds Purchased and Securities Sold under Agreements to Repurchase
	19,347	17,911	20,538
Security Deposits	961	1,376	1,558
Other Borrowings	85	94	102
Other Liabilities	9,745	10,181	10,686
Total Liabilities	1,196,389	1,212,235	1,065,930
STOCKHOLDERS' EQUITY
Preferred Stock - no par value 10,000,000 shares authorized; 33,000 issued as of June 30, 2010, December 31, 2009 and June 30, 2009
	31,525	31,339	31,158

Common Stock - $.01 par value 150,000,000 shares authorized as of June 30, 2010; 50,000,000 shares authorized as of December 31, 2009 and June 30, 2009; 16,418,327 issued as of June 30, 2010, December 31, 2009 and June 30, 2009

	114	114	114
Paid-In Surplus	111,623	111,964	111,933
Common Stock Warrants	2,006	2,006	2,006
Unallocated ESOP Shares	(5,518)	(6,193)	(6,602)
(Accumulated Deficit) Retained Earnings	(8,144)	(3,823)	28,262
Accumulated Other Comprehensive Income	5,510	6,192	5,592
Total Stockholders' Equity	137,116	141,599	172,463
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,333,505	$1,353,834	$1,238,393

First Security Group, Inc. and Subsidiary
Consolidated Income Statements
	Three Months Ended		Year-to-Date
	June 30,		June 30,
(in thousands except per share amounts)	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Loans, including fees	$12,731	$14,524	$26,181	$29,397
Debt Securities - taxable	994	1,154	2,084	2,338
Debt Securities - non-taxable	349	400	727	804
Other	216	21	339	35
Total Interest Income	14,290	16,099	29,331	32,574

INTEREST EXPENSE
Interest-Bearing Demand Deposits	50	50	95	101
Savings Deposits and Money Market Accounts	356	399	764	871
Certificates of Deposit of less than $100 thousand	1,248	1,900	2,591	3,949
Certificates of Deposit of $100 thousand or more	1,097	1,644	2,291	3,404
Brokered Deposits	2,456	1,488	4,710	3,253
Other	122	118	244	259
Total Interest Expense	5,329	5,599	10,695	11,837

NET INTEREST INCOME	8,961	10,500	18,636	20,737
Provision for Loan and Lease Losses	3,544	6,196	7,919	11,189
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES
	5,417	4,304	10,717	9,548

NON-INTEREST INCOME
Service Charges on Deposit Accounts	1,048	1,170	2,048	2,317
Gain on Sales of Available-for-Sale Securities, net	-	-	57	-
Other	1,510	1,474	2,757	2,778
Total Non-interest Income	2,558	2,644	4,862	5,095

NON-INTEREST EXPENSE
Salaries and Employee Benefits	4,703	5,043	9,651	10,400
Expense on Premises and Fixed Assets, net of rental income	1,373	1,512	2,756	3,032
Other	5,907	3,337	9,448	5,920
Total Non-interest Expense	11,983	9,892	21,855	19,352

LOSS BEFORE INCOME TAX BENEFIT	(4,008)	(2,944)	(6,276)	(4,709)
Income Tax Benefit	(1,812)	(1,536)	(2,966)	(2,449)
NET LOSS	(2,196)	(1,408)	(3,310)	(2,260)
Preferred Stock Dividends	412	413	825	784
Accretion on Preferred Stock Discount	94	87	186	164
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(2,702)	$(1,908)	$(4,321)	$(3,208)

NET LOSS PER COMMON SHARE:
Net Loss Per Common Share - basic	$(0.17)	$(0.12)	$(0.28)	$(0.21)
Net Loss Per Common Share - diluted	$(0.17)	$(0.12)	$(0.28)	$(0.21)
Dividends Declared Per Common Share	$-	$0.01	$-	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	15,715	15,503	15,682	15,537
DILUTED	15,715	15,503	15,682	15,537

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	(in thousands, except per share amounts and full-time equivalent employees)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	Year-to-Date	Year-to-Date
	2010	2010	2009	2009	2009	June 30, 2010	June 30, 2009

Earnings:
Net interest income	$8,961	$9,675	$10,572	$10,900	$10,500	$18,636	$20,737
Provision for loan and lease losses	$3,544	$4,375	$4,846	$9,280	$6,196	$7,919	$11,189
Non-interest income	$2,558	$2,304	$2,503	$2,737	$2,644	$4,862	$5,095
Non-interest expense	$11,983	$9,872	$11,516	$37,363	$9,892	$21,855	$19,352
Dividends and accretion on preferred stock	$506	$505	$504	$502	$500	$1,011	$948
Net loss available to common stockholders	$(2,702)	$(1,619)	$(3,135)	$(28,631)	$(1,908)	$(4,321)	$(3,208)

Earnings - Normalized
Non-interest expense, excluding goodwill impairment	$11,983	$9,872	$11,516	$10,207	$9,892	$21,855	$19,352
Net loss available to common stockholders, excluding goodwill impairment	$(2,702)	$(1,619)	$(3,135)	$(3,869)	$(1,908)	$(4,321)	$(3,208)

Per Share Data:
Net loss available to common stockholders, basic	$(0.17)	$(0.10)	$(0.20)	$(1.84)	$(0.12)	$(0.28)	$(0.21)
Net loss available to common stockholders, diluted	$(0.17)	$(0.10)	$(0.20)	$(1.84)	$(0.12)	$(0.28)	$(0.21)
Cash dividends declared on common shares	$-	$-	$0.01	$0.01	$0.01	$-	$0.06
Book value per common share	$6.43	$6.61	$6.72	$6.94	$8.61	$6.43	$8.61
Tangible book value per common share	$6.33	$6.50	$6.60	$6.82	$6.82	$6.33	$6.82

Per Share Data - Normalized:
Net loss, excluding goodwill impairment, basic	$(0.17)	$(0.10)	$(0.20)	$(0.25)	$(0.12)	$(0.28)	$(0.21)
Net loss, excluding goodwill impairment, diluted	$(0.17)	$(0.10)	$(0.20)	$(0.25)	$(0.12)	$(0.28)	$(0.21)

Performance Ratios:
Return on average assets	-0.80%	-0.48%	-1.00%	-9.30%	-0.61%	-0.64%	-0.50%
Return on average common equity	-10.02%	-5.85%	-10.90%	-80.88%	-5.28%	-7.91%	-4.42%
Return on average tangible assets	-0.80%	-0.48%	-1.00%	-9.52%	-0.62%	-0.64%	-0.52%
Return on average tangible common equity	-10.18%	-5.95%	-11.09%	-101.66%	-6.63%	-8.04%	-5.55%
Net interest margin, taxable equivalent	2.93%	3.17%	3.67%	3.96%	3.77%	3.05%	3.70%
Efficiency ratio	104.03%	82.41%	88.08%	273.98%	75.26%	93.01%	74.91%
Non-interest income to net interest income and non-interest income	22.21%	19.23%	19.14%	20.07%	20.12%	20.69%	19.72%

Performance Ratios - Normalized:
Return on average assets, excluding goodwill impairment	-0.80%	-0.48%	-1.00%	-1.26%	-0.61%	-0.64%	-0.50%
Return on average common equity, excluding goodwill impairment	-10.02%	-5.85%	-10.90%	-10.93%	-5.28%	-7.91%	-4.42%
Return on average tangible assets, excluding goodwill impairment	-0.80%	-0.48%	-1.00%	-1.29%	-0.62%	-0.64%	-0.52%
Return on average tangible common equity, excluding goodwill impairment	-10.18%	-5.95%	-11.09%	-13.74%	-6.63%	-8.04%	-5.55%

Capital & Liquidity:
Total equity to total assets	10.28%	10.23%	10.46%	12.07%	13.93%	10.28%	13.93%
Tangible equity to tangible assets	10.17%	10.11%	10.33%	11.92%	11.84%	10.17%	11.84%
Tangible common equity to tangible assets	7.80%	7.81%	8.01%	9.32%	9.26%	7.80%	9.26%
Total loans to total deposits	73.00%	75.36%	80.50%	94.60%	93.75%	73.00%	93.75%

Asset Quality:
Net charge-offs	$2,810	$4,760	$4,034	$2,862	$6,944	$7,570	$9,288
Net loans charged-off to average loans, annualized	1.29%	2.04%	1.68%	1.18%	2.82%	1.68%	1.87%
Non-accrual loans	$58,339	$50,305	$45,454	$31,463	$26,782	$58,339	$26,782
Other real estate owned	$18,387	$18,933	$16,017	$14,206	$12,930	$18,387	$12,930
Repossessed assets	$1,921	$3,466	$3,881	$2,050	$1,473	$1,921	$1,473
Non-performing assets (NPA)	$78,647	$72,704	$65,352	$47,719	$41,185	$78,647	$41,185
NPA to total assets	5.90%	5.31%	4.83%	3.97%	3.33%	5.90%	3.33%
Loans 90 days past due	$342	$3,993	$4,524	$3,377	$3,373	$342	$3,373
NPA + loans 90 days past due to total assets	5.92%	5.60%	5.16%	4.25%	3.60%	5.92%	3.60%
Non-performing loans (NPL)	$58,681	$54,298	$49,978	$34,840	$30,155	$58,681	$30,155
NPL to total loans	6.89%	6.00%	5.25%	3.61%	3.11%	6.89%	3.11%
Allowance for loan and lease losses to total loans	3.15%	2.88%	2.78%	2.66%	1.99%	3.15%	1.99%
Allowance for loan and lease losses to NPL	45.72%	48.07%	53.01%	73.73%	63.92%	45.72%	63.92%

Period End Balances:
Loans	$851,352	$905,512	$952,018	$964,295	$968,493	$851,352	$968,493
Allowance for loan and lease losses	$26,830	$26,101	$26,492	$25,686	$19,275	$26,830	$19,275
Intangible assets	$1,685	$1,800	$1,918	$2,012	$29,295	$1,685	$29,295
Assets	$1,333,505	$1,368,970	$1,353,834	$1,202,908	$1,238,393	$1,333,505	$1,238,393
Deposits	$1,166,251	$1,201,645	$1,182,673	$1,019,287	$1,033,046	$1,166,251	$1,033,046
Common stockholders' equity	$105,591	$108,574	$110,260	$113,941	$141,305	$105,591	$141,305
Total stockholders' equity	$137,116	$140,005	$141,599	$145,189	$172,463	$137,116	$172,463
Common stock market capitalization	$31,523	$35,463	$39,075	$63,209	$62,388	$31,523	$62,388
Full-time equivalent employees	333	345	347	348	353	333	353
Common shares outstanding	16,418	16,418	16,418	16,418	16,418	16,418	16,418

Average Balances:
Loans	$873,418	$931,566	$960,744	$966,677	$984,210	$902,332	$992,039
Intangible assets	$1,748	$1,864	$1,955	$28,941	$29,365	$1,805	$29,431
Earning assets	$1,252,396	$1,266,707	$1,168,774	$1,115,542	$1,142,338	$1,259,512	$1,155,161
Assets	$1,348,653	$1,362,204	$1,258,592	$1,231,926	$1,258,363	$1,355,391	$1,272,289
Deposits	$1,181,077	$1,189,482	$1,081,372	$1,024,105	$1,047,865	$1,185,257	$1,061,514
Common stockholders' equity	$107,882	$110,782	$115,012	$141,600	$144,476	$109,323	$145,029
Total stockholders' equity	$139,345	$142,152	$146,280	$172,779	$175,568	$140,740	$174,199
Common shares outstanding, basic - wtd	15,715	15,649	15,582	15,543	15,503	15,682	15,537
Common shares outstanding, diluted - wtd	15,715	15,649	15,584	15,543	15,503	15,682	15,537

Non-GAAP Reconciliation Table

	(in thousands, except per share data)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	Year-to-Date	Year-to-Date
	2010	2010	2009	2009	2009	June 30, 2010	June 30, 2009

Return on average assets	-0.80%	-0.48%	-1.00%	-9.30%	-0.61%	-0.64%	-0.50%
Effect of intangible assets	-	-	-	-0.22%	-0.01%	-	-0.02%
Return on average tangible assets	-0.80%	-0.48%	-1.00%	-9.52%	-0.62%	-0.64%	-0.52%

Return on average assets	-0.80%	-0.48%	-1.00%	-9.30%	-0.61%	-0.64%	-0.50%
Effect of goodwill impairment	-	-	-	8.04%	-	-	-
Return on average assets, excluding goodwill impairment	-0.80%	-0.48%	-1.00%	-1.26%	-0.61%	-0.64%	-0.50%
Effect of average intangible assets	-	-	-	-0.03%	-0.01%	-	-0.02%
Return on average tangible assets, excluding goodwill impairment	-0.80%	-0.48%	-1.00%	-1.29%	-0.62%	-0.64%	-0.52%

Return on average common equity	-10.02%	-5.85%	-10.90%	-80.88%	-5.28%	-7.91%	-4.42%
Effect of goodwill impairment	-	-	-	69.95%	-	-	-
Return on average common equity, excluding goodwill impairment	-10.02%	-5.85%	-10.90%	-10.93%	-5.28%	-7.91%	-4.42%
Effect on average intangible assets	-0.16%	-0.10%	-0.19%	-2.81%	-1.35%	-0.13%	-1.13%
Return on average tangible common equity, excluding goodwill impairment	-10.18%	-5.95%	-11.09%	-13.74%	-6.63%	-8.04%	-5.55%

Total equity to total assets	10.28%	10.23%	10.46%	12.07%	13.93%	10.28%	13.93%
Effect of intangible assets	-0.11%	-0.12%	-0.13%	-0.15%	-2.09%	-0.11%	-2.09%
Tangible equity to tangible assets	10.17%	10.11%	10.33%	11.92%	11.84%	10.17%	11.84%
Effect of preferred stock	-2.37%	-2.30%	-2.32%	-2.60%	-2.58%	-2.37%	-2.58%
Tangible common equity to tangible assets	7.80%	7.81%	8.01%	9.32%	9.26%	7.80%	9.26%

Non-interest expense	$11,983	$9,872	$11,516	$37,363	$9,892	$21,855	$19,352
Impairment of goodwill	-	-	-	(27,156)	-	-	-
Non-interest expense, excluding goodwill impairment	$11,983	$9,872	$11,516	$10,207	$9,892	$21,855	$19,352

Net loss available to common stockholders	$(2,702)	$(1,619)	$(3,135)	$(28,631)	$(1,908)	$(4,321)	$(3,208)
Effect of goodwill impairment, net of $2,394 tax effect	-	-	-	24,762	-	-	-
Net loss available to common stockholders, excluding goodwill impairment	$(2,702)	$(1,619)	$(3,135)	$(3,869)	$(1,908)	$(4,321)	$(3,208)

Total stockholders' equity	$137,116	$140,005	$141,599	$145,189	$172,463	$137,116	$172,463
Effect of preferred stock	(31,525)	(31,431)	(31,339)	(31,248)	(31,158)	(31,525)	(31,158)
Common stockholders' equity	$105,591	$108,574	$110,260	$113,941	$141,305	$105,591	$141,305

Average assets	$1,348,653	$1,362,204	$1,258,592	$1,231,926	$1,258,363	$1,355,391	$1,272,289
Effect of average intangible assets	(1,748)	(1,864)	(1,955)	(28,941)	(29,365)	(1,805)	(29,431)
Average tangible assets	$1,346,905	$1,360,340	$1,256,637	$1,202,985	$1,228,998	$1,353,586	$1,242,858

Average total stockholders' equity	$139,345	$142,152	$146,280	$172,779	$175,568	$140,740	$174,199
Effect of average preferred stock	(31,463)	(31,370)	(31,268)	(31,179)	(31,092)	(31,417)	(29,170)
Average common stockholders' equity	107,882	110,782	115,012	141,600	144,476	109,323	145,029
Effect of average intangible assets	(1,748)	(1,864)	(1,955)	(28,941)	(29,365)	(1,805)	(29,431)
Average tangible common stockholders' equity	$106,134	$108,918	$113,057	$112,659	$115,111	$107,518	$115,598

Per Share Data
Book value per common share	$6.43	$6.61	$6.72	$6.94	$8.61	$6.43	$8.61
Effect of intangible assets	(0.10)	(0.11)	(0.12)	(0.12)	(1.79)	(0.10)	(1.79)
Tangible book value per common share	$6.33	$6.50	$6.60	$6.82	$6.82	$6.33	$6.82

Net loss available to common stockholders, basic	$(0.17)	$(0.10)	$(0.20)	$(1.84)	$(0.12)	$(0.28)	$(0.21)
Effect of goodwill impairment, net of tax	-	-	-	1.59	-	-	-
Net loss, excluding goodwill impairment, basic	$(0.17)	$(0.10)	$(0.20)	$(0.25)	$(0.12)	$(0.28)	$(0.21)

Net loss available to common stockholders, diluted	$(0.17)	$(0.10)	$(0.20)	$(1.84)	$(0.12)	$(0.28)	$(0.21)
Effect of goodwill impairment, net of tax	-	-	-	1.59	-	-	-
Net loss, excluding goodwill impairment, diluted	$(0.17)	$(0.10)	$(0.20)	$(0.25)	$(0.12)	$(0.28)	$(0.21)

Supplemental Data	(in thousands)

Net interest income, tax equivalent	$9,162	$9,892	$10,804	$11,126	$10,729	$19,052	$21,198
Impairment of goodwill	$-	$-	$-	$27,156	$-	$-	$-
Amortization of intangibles	$115	$118	$94	$127	$129	$233	$264
Gain on sales of available-for-sale securities, net	$-	$(57)	$-	$-	$-	$(57)	$-
Gains on sales of foreclosed and repossessed property, leased equipment, premises and equipment and loans	$(104)	$(60)	$(138)	$(70)	$(146)	$(164)	$(216)
Losses on sales of foreclosed and repossessed property and premises and equipment	$383	$292	$313	$149	$82	$675	$141
Write-downs on foreclosed and repossessed property and other assets	$1,337	$6	$198	$120	$205	$1,343	$387
Mortgage loan and related fees	$236	$149	$199	$385	$199	$385	$441

Loans by Type
Loans secured by real estate-
Residential 1-4 family	$273,030	$278,695	$281,354	$284,811	$288,836	$273,030	$288,836
Commercial	247,009	255,174	259,819	233,692	225,790	247,009	225,790
Construction	113,877	125,603	153,144	176,570	183,623	113,877	183,623
Multi-family and Farmland	40,550	41,314	37,960	37,461	33,847	40,550	33,847
Total loans secured by real estate	674,466	700,786	732,277	732,534	732,096	674,466	732,096
Commercial loans	117,279	138,156	146,016	148,473	150,472	117,279	150,472
Consumer installment loans	42,262	45,564	48,927	51,866	54,261	42,262	54,261
Leases, net of unearned income	13,006	17,405	19,730	24,679	26,784	13,006	26,784
Other	4,339	3,601	5,068	6,743	4,880	4,339	4,880
Total loans	$851,352	$905,512	$952,018	$964,295	$968,493	$851,352	$968,493

Supplemental Data (continued)
Asset Quality Information

	2nd Quarter	2nd Quarter	1st Quarter	1st Quarter	4th Quarter	4th Quarter	3rd Quarter	3rd Quarter	2nd Quarter	2nd Quarter
	2010	2010	2010	2010	2009	2009	2009	2009	2009	2009
	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)
Non-Accrual Loans and Leases - Activity
Beginning Balance	$50,305	203	$45,454	187	$31,463	106	$26,782	91	$26,706	70
Additions	15,525		16,701		20,378		11,837		9,643
Reductions	(7,491)		(11,850)		(6,387)		(7,156)		(9,567)
Ending Balance	$58,339	259	$50,305	203	$45,454	187	$31,463	106	$26,782	91

Non-Accrual Loans and Leases - Classification
Construction/Development Loans	$18,120	46	$13,950	33	$13,706	36	$10,583	15	$8,706	9
Residential Real Estate Loans	8,910	62	7,392	53	6,059	52	3,758	32	3,713	30
Commercial Real Estate Loans	7,050	30	6,903	26	6,156	26	2,162	11	4,595	16
Commercial & Industrial Loans	17,501	46	16,234	39	15,397	38	8,432	25	3,160	15
Commercial Leases	4,690	58	3,943	37	2,389	20	5,064	21	5,126	16
Consumer and Other Loans	2,068	17	1,883	15	1,747	15	1,464	2	1,482	5
Total	$58,339	259	$50,305	203	$45,454	187	$31,463	106	$26,782	91

Other Real Estate Owned - Activity
Beginning Balance	$18,933	109	$16,017	85	$14,206	68	$12,930	61	$11,309	49
Additions	6,274		3,866		4,415		5,599		4,522
Reductions	(6,820)		(950)		(2,604)		(4,323)		(2,901)
Ending Balance	$18,387	123	$18,933	109	$16,017	85	$14,206	68	$12,930	61

Other Real Estate Owned - Classification
Construction/Development Loans	$8,103	58	$7,725	50	$6,243	37	$6,339	31	$7,187	38
Residential Real Estate Loans	5,689	46	5,638	41	5,132	34	3,688	25	2,657	14
Commercial Real Estate Loans	4,595	19	5,570	18	4,642	14	4,179	12	3,086	9
Total	$18,387	123	$18,933	109	$16,017	85	$14,206	68	$12,930	61

Loans 90 Days Past Due - Classification
Construction/Development Loans	$-	-	$1,018	3	$30	1	$532	3	$94	4
Residential Real Estate Loans	134	2	820	8	653	6	1,145	19	795	12
Commercial Real Estate Loans	-	-	845	3	239	2	108	2	41	1
Commercial & Industrial Loans	194	6	615	4	12	1	67	4	59	6
Commercial Leases	-	-	564	10	3,522	47	1,307	36	2,308	24
Consumer and Other Loans	14	3	131	17	68	16	218	19	76	10
Total	$342	11	$3,993	45	$4,524	73	$3,377	83	$3,373	57

Repossessed Assets - Activity
Beginning Balance	$3,466	214	$3,881	188	$2,050	163	$1,473	56	$1,864	63
Additions	709		1,383		3,588		1,978		810
Reductions	(2,254)		(1,798)		(1,757)		(1,401)		(1,201)
Ending Balance	$1,921	57	$3,466	214	$3,881	188	$2,050	163	$1,473	56

CONTACT:
First Security Group, Inc.
Rodger B. Holley, Chairman, CEO and President
423-308-2080
rholley@FSGBank.com
or
William L. (Chip) Lusk, Jr., EVP & CFO
423-308-2070
clusk@FSGBank.com